SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-EDGEWATER TECHNOLOGY

          GAMCO INVESTORS, INC.
                      11/18/04          420,000-             *DO
                      11/16/04           52,000             4.1500
                      11/16/04           52,000             4.1500
                      11/16/04           26,000-            4.1500
                      11/16/04           78,000-            4.1500
                      11/16/04           26,000-            4.1500
                      11/16/04           26,000             4.1500
                       9/29/04            1,000             5.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.